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                                                                      Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 3 on Form S-3 to the Registration Statement on Form S-1 and related Prospectus of NetMed, Inc. for the registration of 1,500,000 shares of its common stock and to the incorporation by reference therein of our report dated February 16, 1998, with respect to the financial statements of NetMed, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                                /s/Ernst & Young LLP
                                                Ernst & Young LLP

Columbus, Ohio
February 26, 1999